Exhibit 10.34

Investment Management Agreement

AGREEMENT dated as of the 8th day of April, 2009, by and between Max Bermuda Ltd. (the “Client”), a Bermuda exempted company and Wellington Management Company, llp (“Wellington Management”), a Massachusetts limited liability partnership.

Appointment of Wellington Management as Manager/ Acceptance of Appointment	The Client hereby appoints Wellington Management as investment manager to manage, supervise and direct an investment account or accounts to be opened and funded by Client (collectively, the “Account”) under the terms and conditions set forth in the Agreement. By execution of the Agreement, Wellington Management accepts appointment as investment manager and agrees to manage, supervise and direct the investments of the Account pursuant to the provisions of the Agreement. The Client may make withdrawals from the Account as of the last day of any calendar quarter upon not less than 30 days prior written notice or at such other times as the Client and the Wellington Management mutually agree.

Discretionary Authority - Investments	Wellington Management shall have full and complete discretion to manage, supervise and direct the investment and reinvestment of assets in the Account and any additions thereto, subject to the investment objectives and guidelines attached to the Agreement as Attachment A. Wellington Management shall have full power and authority to act on behalf of the Account with respect to the purchase, sale, exchange, conversion or other transactions in any and all stocks, bonds, cash held for investment, and other assets. No cash or securities due to or held for the Account shall be paid or delivered to Wellington Management, except in payment of the management fee payable to Wellington Management under the Agreement pursuant to procedures approved by the Client.

Discretionary Authority - Brokerage	Wellington Management shall have full and complete discretion to establish accounts and execute securities transactions with one or more securities broker/ dealer firms and other financial intermediaries as Wellington Management may select, including those which from time to time may furnish to Wellington Management or its affiliates statistical and investment research information and other services, in accordance with its Policies and Procedures on Brokerage Practices, a copy of which is available upon request. Wellington Management will promptly notify the Client of any material changes to this statement.

Power of Attorney	The attached Power of Attorney (Attachment B) confirms the appointment of Wellington Management as investment manager and shall serve as evidence of such appointment and of the discretionary authority granted to Wellington Management by the Client as set forth in the Agreement and any amendments

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Investment Management Agreement

hereto. The Power of Attorney does not confer any greater authority on Wellington Management than is set forth in the Agreement and any amendments hereto.

Investment Objectives and Guidelines	The investment objectives and guidelines for the Account are stated in Attachment A. Wellington Management will invest and reinvest assets in the Account in such manner as it believes are suitable to such investment objectives and in accordance with such guidelines.

Appraisal of Account	Wellington Management will provide the Client with a quarterly appraisal of the Account as of the last day on which the New York Stock Exchange is open for each calendar quarter (the “Appraisal Date”). Such appraisal shall be in the form of a written summary of assets of the Account on the Appraisal Date. Wellington Management endeavors to value all securities at fair market value as determined by Wellington Management in good faith and in accordance with standard industry practice.

Management Fee

The Client will pay to Wellington Management each calendar quarter, as full compensation for services rendered, a management fee based on the average of the market value of the assets in the Account as determined from Wellington Management’s systems as determined in accordance with our pricing policies and procedures unless the Client instructs us otherwise and provides an alternative Account value, as of the last day of each month for each such calendar quarter. The fee rate will be equal to one fourth of the annual rates shown in Attachment C. The market value on which the management fee is calculated will be exclusive of any Account assets invested in shares of a registered investment company for which Wellington Management acts as investment adviser.

If Wellington Management shall serve for less than the whole of any quarterly period, its compensation determined as provided above shall be calculated and shall be payable on a pro rata basis for the period of the calendar quarter for which it has served as manager under the Agreement.

Procedures	All transactions will be consummated by payment to, or delivery by, the party that the Client designates in writing as the custodian (the “Custodian”), of all cash and/or securities due to or from the Account. Wellington Management shall not act as custodian for the Account. Instructions of Wellington Management to the Custodian shall be made in writing and sent by first-class mail, or by use of a mutually agreed upon method of electronic transmission, or

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Investment Management Agreement

at the option of Wellington Management, orally, and confirmed in writing as soon as practical thereafter.

Wellington Management shall instruct all brokers, dealers and/or other financial intermediaries executing orders on behalf of the Account to forward to the Custodian, and to the Client upon the Client’s request, copies of all transaction confirmations promptly after execution of transactions. The Client will instruct the Custodian to provide Wellington Management with such periodic reports concerning the status of the Account as Wellington Management may reasonably request.

Proxies	Wellington Management shall not vote securities held in the Account in response to proxies solicited by the issuers of such securities. However, Wellington Management will provide advice with respect to such voting as the Client may reasonably request.

Service to Other Clients	It is understood that Wellington Management and its affiliates provide investment management and advisory services for other clients, including registered investment companies. It is further understood that Wellington Management or its affiliates may take investment action or give advice on behalf of such other clients which differs from investment action taken on behalf of the Account. If a purchase or sale of securities or other assets for multiple client accounts is deemed by Wellington Management to be advisable and is considered at or about the same time, and Wellington Management is unable to purchase or sell the amount of securities or other assets in the aggregate amount then contemplated by Wellington Management on behalf of the client accounts, the transactions in such securities or other assets will be allocated among the client accounts contemporaneously purchasing or selling as deemed equitable by Wellington Management and its affiliates.

Liability of Wellington Management	In rendering services under the Agreement, Wellington Management will not be subject to any liability to the Client or to any other party for any loss or error, unless such loss or error results from a breach of the Agreement, willful misfeasance, bad faith or gross negligence on Wellington Management’s part in the performance of, or failure to perform, its obligations or duties under the Agreement. Nothing herein shall in any way constitute a waiver or limitation of any right of any person under any applicable federal or state securities laws of the United States of America.

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Wellington Management shall not be liable for any act of omission of Custodian or any broker which effects or participates as a counter-party in any transactions for the Account as long as such broker was chosen by Wellington Management in good faith and with reasonable care. Without limiting the foregoing, Wellington Management does not assume responsibility for the accuracy of information furnished to it by Client, Custodian, broker, or by any person on whom it reasonably relies.

Representations by Wellington Management	By execution of the Agreement, Wellington Management represents that: (i) it is duly registered as an Investment Adviser with the Securities and Exchange Commission pursuant to the Investment Advisers Act of 1940, as amended (the “Advisers Act”) and that it provided to the Client Part II of its registration statement on Form ADV (the “ADV”) at least 48 hours prior to signing the Agreement, or the Client has the right to cancel the Agreement within 5 business days of receiving the ADV; and (ii) it will notify the Client of any additions to or withdrawals of partners of Wellington Management within a reasonable time after such additions or withdrawals.

Representations by the Client	By execution of the Agreement, the Client represents that: (i) the terms hereof do not violate any obligation by which the Client is bound, whether arising by contract, operation of law or otherwise; (ii) the Agreement has been duly authorized by appropriate action and when so executed and delivered will be binding upon the Client in accordance with its terms; and (iii) the Client will deliver to Wellington Management evidence of such authority as Wellington Management may reasonably request, whether by way of a certified resolution or otherwise.

Services of Control Affiliates	Wellington Management is hereby authorized to engage any of its control affiliates to provide Wellington Management with investment management or advisory and related services with respect to Wellington Management performing its obligations under this Agreement. Wellington Management shall remain liable to the Client for performance of Wellington Management’s obligations under this Agreement, and for the acts and omissions of such control affiliates and the Client shall not be responsible for any fees which any control affiliate may charge to Wellington Management in connection with such services.

Services of Agents	Wellington Management may, where reasonable, employ agents (including its affiliates) to perform any administrative or ancillary services, including security and cash reconciliation, portfolio pricing and corporate action processing,

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required to enable Wellington Management to perform its services under the Agreement. Wellington Management will act in good faith and with reasonable skill and care in the selection, use and monitoring of agents. Wellington Management shall remain liable to the Client for the performance of Wellington Management’s obligations under this Agreement, and the Client shall not be responsible for any fees which any agent may charge to Wellington Management in connection with such services unless such fee is specifically approved herein.

Confidentiality	Wellington Management and Client acknowledge and agree that during the term of this Agreement the parties may have access to certain information that is proprietary to both parties (or to their affiliates and/or service providers). The parties agree that their respective officers and employees shall treat all such proprietary information as confidential and will not use or disclose information contained in, or derived from such material for any purpose other than in connection with the carrying out of their responsibilities under this Agreement and the management of the Account, provided, however, that this shall not apply in the case of: (i) information that is publicly available; and (ii) disclosures required by law or requested by any regulatory authority that may have jurisdiction over either party, in which case such party shall request such confidential treatment of such information as may be reasonably available. For the avoidance of doubt, Client shall not make use of the investment decisions or recommendations of Wellington Management for its accounts (other than the Account) or the accounts of its affiliates or any other third party without the written consent of Wellington Management. Notwithstanding the foregoing, Wellington Management hereby acknowledges that certain other accounts or affiliates of Client may hold some of the same securities as those held by the Account or recommended by Wellington Management. In addition, each party shall use its reasonable efforts to ensure that its agents or affiliates who may gain access to such proprietary information shall be made aware of the proprietary nature and shall likewise treat such materials as confidential.

Assignment	No assignment (as defined in the Advisers Act) of the Agreement shall be made by either party without prior written consent of the other party

Term and Termination	The Agreement shall continue for a term of one year from the date hereof, and from year to year thereafter, unless terminated by either party, as provided herein. The Agreement may be terminated by either party upon 30 days’ prior written notice to the other party, or such shorter time period as to which the parties shall agree.

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Construction of Agreement	The Agreement shall be construed and the rights and obligations of the parties under the Agreement enforced in accordance with the laws of the Commonwealth of Massachusetts to the extent not pre-empted by applicable federal law of the United States of America.

Amendments	The Agreement may be amended only by means of a written document signed by a duly authorized representative of each party

Counterparts	The Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

Notice

Any notice, advice or report to be given pursuant to the Agreement shall be deemed to have been duly given or made as of the date delivered or transmitted, and shall be effective upon receipt, if delivered personally or by recognized overnight courier to the following addresses, or sent by electronic transmission to the telecopier number specified below

•      To Wellington Management at:

Wellington Management Company, llp

75 State Street

Boston, Massachusetts 02109

Attention: Legal Services Department

Telecopier No: 617-790-7760

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• To the Client at: Max Bermuda Ltd. Max House 2 Front Street Hamilton, HM 11 Bermuda Attention: Sandra Alves Telecopier No: 441-293-8855

Signatures	Max Bermuda Ltd.

	By:	/s/ Angelo Guagliano
Name:
Title:

Agreed and Accepted Wellington Management Company, llp

	By:	/s/ Jonathan M. Payson
Name:
Title:

EMS 4-9-09

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